UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

KCS Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13781	22-2889587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Road, Suite 1200 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 877-8006

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2006, KCS Energy, Inc. (“KCS”), Petrohawk Energy Corporation (“Petrohawk”) and Hawk Nest Corporation (“Hawk Nest”) entered into an Amended and Restated Agreement and Plan of Merger which amended and restated in its entirety that certain Agreement and Plan of Merger dated April 20, 2006 (the “Original Agreement”). The Amended and Restated Agreement and Plan of Merger provides that KCS will merge directly into Petrohawk and eliminates the two-step merger pursuant to which Hawk Nest would merge into KCS followed by KCS merging into Petrohawk as contemplated in the Original Agreement. The Amended and Restated Agreement and Plan of Merger is effective as April 20, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 2.1	Amended and Restated Agreement and Plan of Merger executed on May 16, 2006, and effective as of April 20, 2006 by and among KCS Energy, Inc., Petrohawk Energy Corporation and Hawk Nest Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCS ENERGY, INC.

Date: May 18, 2006	/s/ Frederick Dwyer
Frederick Dwyer
Vice President, Controller and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Amended and Restated Agreement and Plan of Merger executed on May 16, 2006, and effective as of April 20, 2006 by and among KCS Energy, Inc., Petrohawk Energy Corporation and Hawk Nest Corporation.